Exhibit 99.1

CONTACTS:
FINANCIAL/INVESTOR:                                 MEDIA:
Bob Zwerneman                                       Marcy Theobald
Vice President of Investor Relations                Public Relations Manager
Security First                                      Security First Technologies
Technologies
404-812-6225                                        404-812-6254
rzwernem@s1.com                                     mtheobal@s1.com

                   SECURITY FIRST TECHNOLOGIES REPORTS RECORD
                   THIRD QUARTER 1999 AND NINE MONTHS RESULTS

HIGHLIGHTS:

- EXCLUDING OTHER REVENUES, REVENUES INCREASED 233% OVER THIRD QUARTER 1998 AND 25% OVER SECOND QUARTER 1999

- INCLUDING OTHER REVENUES, REVENUES INCREASED 279% OVER THIRD QUARTER 1998 AND 58% OVER SECOND QUARTER 1999

- GROSS MARGINS IMPROVED 439% OVER THIRD QUARTER 1998 AND 42% OVER PREVIOUS QUARTER

- EXCLUDING CHARGES TIED TO THE FORTHCOMING ACQUISITIONS OF EDIFY, FICS AND VERTICALONE, EBITDA TOTALED ($140) THOUSAND

- EXCLUDING CHARGES RELATED TO ACQUISITIONS, THE COMPANY POSTED A NET LOSS OF $0.8 MILLION OR $0.03 PER SHARE.

- TOTAL NUMBER OF DATA CENTER END USERS INCREASED 112% YEAR OVER YEAR AND ROSE 42% OVER SECOND QUARTER 1999

- TOTAL VFM END USER ACCOUNTS AT SEPTEMBER 30 INCREASED TO NEARLY 1.2 MILLION, UP FROM 387 THOUSAND A YEAR AGO

- THE COMPANY RECEIVED ALL REQUIRED REGULATORY CLEARANCES FOR ITS ACQUISITIONS OF EDIFY, FICS AND VERTICALONE. STOCKHOLDER MEETING TO VOTE ON ACQUISITIONS SCHEDULED FOR NOVEMBER 10, 1999

        ATLANTA, NOVEMBER 2, 1999 - Security First Technologies Corporation (NASDAQ:SONE), a leading provider of Internet-based applications for the financial services industry, reported revenues of $24.8 million for the quarter ended September 30, 1999, a 279% increase from $6.5 million for the quarter ended September 30, 1998. Software licenses revenues were $2.3 million, or 111% above the prior year. Professional services revenues increased to $14.8 million in the third quarter 1999, a 294% increase over the prior year quarter. Data Center revenues of $2.1 million in the third quarter were 124% above the level recorded during the same period last year. Other revenue of $5.7 million represented the re-sale of third-party software and equipment for key customers that have contracted with the Company on a turnkey basis for both software and services.

         The Company recorded a 42% sequential increase in the number of end users processed through the Securities First Technologies Data Center. Data Center revenues were essentially flat versus the immediate prior quarter due largely to the Company's minimum fee structure.

        Excluding Other Revenues, gross margin for the third quarter 1999 improved to 44%, up from 31% in the third quarter 1998 and stable with the immediate prior quarter. Additional costs at the Company's new Norcross-based Technology Center, which became operational in the middle of the third quarter, caused the Data Center margin to post a negative gross margin of $91 thousand. As previously announced, this new center adds significant capacity for the Company's future growth.

        At September 30, 1999, the number of accounts powered by Security First Technologies increased to nearly 1.2 million, up 201% or an addition of 778 thousand over September 30, 1998. The estimated total number of Virtual Financial Manager(TM) (VFM) end users increased to 444 thousand as of September 30, 1999, a 193% increase from September 30, 1998 and a 41% increase sequentially.

        In the third quarter 1999, Security First Technologies incurred a net loss from continuing operations of approximately $2.7 million, or $0.10 per share, compared to $5.1 million, or $0.23 per share, for the third quarter 1998. Excluding merger and integration charges related to the previously announced acquisitions of Edify Corporation, FICS Group N.V. and VerticalOne Corporation, the Company reported a third quarter loss of $800 thousand or $0.03 per share. Excluding acquisition charges, for the nine months ended September 30, 1999, Security First Technologies incurred a net loss from continuing operations of $5.8 million, or $0.22 per share compared to $17.0 million, or $0.79 per share, for the nine months ended September 30, 1998.

        Excluding charges related to acquisitions, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) continued to improve to almost breakeven for the third quarter 1999, compared to a negative $5.0 million in the prior year quarter.

FINANCIAL SUMMARY:
(in thousands except per share amounts)

                                NINE MONTHS
THIRD QUARTER                ENDED SEPTEMBER 30
----------------------     -------------------------
                              1999           1998         1999          1998
                           ----------      ---------    ---------      -------
   Revenues     $ 24,799    $   6,545       $ 52,474     $ 14,522
   Operating loss           $   3,456       $  5,131     $  9,630      $ 21,740
   Loss from
   continuing operations(1) $     828       $  4,969     $  5,792      $ 17,017
   Loss per share(1)        $    0.03       $   0.22     $   0.22      $   0.79
   EBITDA(1)  ($    141)   ($   4,260)     ($  3,397)   ($ 15,409)
   EBITDA per share (1)    ($    0.01)     ($   0.19)   ($   0.13)    ($   0.72)
   Average shares
   outstanding                 27,268         22,351       26,137        21,647

(1) Excludes charges in the amounts of $1.85 million for 3Q99, $0.11 million for 3Q98 and $2.31 million and $4.28 million for the first nine months of 1999 and 1998 respectively for amortization of goodwill and acquisition charges.

        "Our third quarter performance continues to highlight the strengths of our technology and the successful execution of our business plan," said James S. Mahan III, chief executive officer of Security First Technologies. "Since we believe that our success is tied to our customers' success, we continued to focus on enhancing our solutions with the announced acquisition agreement with VerticalOne and through establishing relationships with leading solutions providers such as Reuters and FinanCenter. With our critical mass of customers, partners, and resources, we intend to continue to serve as the catalyst for the development of industry standards, the delivery of robust applications that address global needs, and the acceptance of Internet financial services by the mass markets that our customers serve."

         "We are especially proud that EBITDA, excluding integration costs, were nearly breakeven at the end of the third quarter, ahead of schedule," added Robert F. Stockwell, executive vice president and chief financial officer. "Additionally, during the third quarter we made significant progress identifying the critical steps we intend to take over the next 18 months to efficiently integrate global operations without disrupting revenue growth. Moreover, unlike many companies, we do not anticipate any revenue shortfall as a result of Y2K."

ACQUISITION DEVELOPMENTS

        During the third quarter of 1999, Security First Technologies made several strategic announcements. To further extend its product offering, on September 24, 1999, Security First Technologies announced plans to acquire Atlanta-based VerticalOne Corporation in a deal valued at $166 million. Under the terms of the agreement, Security First Technologies will issue VerticalOne stockholders approximately 3.86 million shares of common stock. Security First Technologies will also issue approximately 2.5 million Security First Technologies options both in exchange for VerticalOne options held by employees and for new options issued to VerticalOne employees.

        Earlier this year, Security First Technologies announced plans to acquire Edify Corporation (NASDAQ:EDFY), a Santa Clara, California-based leading global provider of Internet and voice e-Commerce portal solutions, and FICS Group, N.V., a Brussels, Belgium-based leading vendor of financial electronic commerce and regulatory reporting software. Although the terms of the Edify agreement remain unchanged, Security First Technologies announced in the third quarter 1999 a new FICS agreement which calls for Security First Technologies to issue 10 million shares of its common stock to FICS shareholders and provides the FICS stockholders the ability to receive up to an additional 4.5 million shares if FICS meets certain financial goals through approximately the first quarter of 2002. In addition, Security First Technologies will exchange approximately 1.2 million Security First Technologies options for the currently outstanding options held by FICS employees and will grant an additional 2.8 million Security First Technologies options to FICS employees. The value of the FICS deal is $556 million.

        In connection with the FICS, Edify and VerticalOne transactions, Security First Technologies has received all regulatory clearances related to the acquisitions. Security First Technologies shareholders are scheduled to vote on the announced acquisitions of Edify, FICS and VerticalOne, as well as a corporate name change to 'S1 Corporation', at a special shareholder meeting on November 10, 1999. Assuming shareholders vote in favor of the transactions, the acquisitions are expected to close shortly thereafter.

 GROWTH/KEY INITIATIVES

        During the third quarter 1999, the company announced the launch of its Technology Center in Norcross, Georgia. The new Technology Center, which houses the Data Center and other operations, was launched in order to accommodate the Internet banking industry's explosive growth and to meet its customers' increasing outsourcing needs. In conjunction with the new Technology Center launch, Security First Technologies announced its partnership with Comdisco to provide the Internet-based financial services industry's most advanced recovery services available, with its most aggressive service ensuring full systems recovery for its Data Center customers in less than an hour.

        In an effort to further enhance its VFM suite of Internet-based financial services solutions, Security First Technologies announced in the third quarter 1999 that it has partnered with Reuters to offer news content and personalized investment information through its latest Internet-based financial services application, VFM Relationship Management(TM). In addition, the Company established a relationship with FinanCenter, Inc., one of the leading providers of online financial calculators, to offer the CalcBuilder(TM) brand of personal financial calculators to its customers through VFM. Also in the third quarter 1999, Security First Technologies announced that its Customer Engagements team has successfully migrated all of its required direct financial institution customers to VFM 4.0.

        In September, Security First Technologies had its annual Users Conference & Strategy Forum in Atlanta, Georgia. "We received an extremely positive response from our customers and partners who attended our Users Conference & Strategy Forum," continued Mahan. "The Forum allowed us the opportunity to showcase our technology and talent to current and prospective customers of all sizes. As important, in a week-long meeting in Atlanta in early October, our sales and marketing teams re-committed to the new S1 Corporation and its effort to become the leading Internet-based financial services provider."

ABOUT SECURITY FIRST TECHNOLOGIES

        Security First Technologies (NASDAQ: SONE) builds, delivers and operates integrated, transactional and brandable Internet applications for financial institutions. Security First Technologies' secure solutions are available for in-house implementations or can be outsourced to the Security First Technologies Data Center. Security First Technologies also offers training, product integration and customer service center outsourcing. Security First Technologies, through direct sales and channel partnerships, has agreed to provide software applications and technology to more than 100 financial entities. Security First Technologies can be reached at www.s1.com.

        The Company will hold a conference call to discuss third quarter 1999 results at 5:00 PM EST on November 2, 1999. To listen to the call, please visit www.vcall.com.

FORWARD-LOOKING STATEMENTS

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications.

                  SECURITY FIRST TECHNOLOGIES CORPORATION AND
                       SECURITY FIRST TECHNOLOGIES, INC.
                     Consolidated Statements of Operations
 (Dollars in thousands, except per share, per customer and per employee data)
                                  (Unaudited)

                                                                     9/30/1998   12/31/1998    3/31/1999    6/30/1999    9/30/1999
                                                                    --------------------------------------------------------------
Revenues:
     Software licenses                                             $     1,069    $   2,273    $   2,308    $   2,330    $   2,260
     Professional services                                               3,748        4,942        7,722       10,911       14,769
     Data center                                                           927        1,350        1,547        2,044        2,072
     Other                                                                 801        1,093          423          390        5,698
                                                                    ------------  ------------  -----------  ---------    --------
           Total revenues                                                6,545        9,658       12,000       15,675       24,799
                                                                    ------------  ------------  -----------  ---------    --------
Direct costs:
     Software licenses                                                      20          443          133           99           99
     Professional services                                               2,028        2,928        4,978        6,463        8,512
     Data center                                                         1,937        1,633        1,687        2,029        2,163
     Other                                                                 778          993          344          333        4,425
                                                                    ------------  ------------  -----------  ---------    --------
           Total direct costs                                            4,763        5,997        7,142        8,924       15,199
                                                                    ------------  ------------  -----------  ---------    --------
           Gross margin                                                  1,782        3,661        4,858        6,751        9,600
Operating expenses:
     Selling and marketing                                                 955        1,560        1,079        1,174        1,153
     Product development                                                 3,717        3,918        4,375        4,514        5,296
     General and adminstrative                                           1,370        2,184        1,592        2,132        3,291
     Depreciation and amortization                                         761        3,297        1,194        1,267        1,465
     Amortization of goodwill and acquisition charges                      110          103          103          353        1,851
                                                                    ------------  ------------  -----------  ---------    --------
           Total operating expenses                                      6,913       11,062        8,343        9,440       13,056
                                                                    ------------  ------------  -----------  ---------    --------

Operating loss                                                          (5,131)      (7,401)      (3,485)      (2,689)      (3,456)
Interest income                                                             52          141          227          527          777
                                                                    ------------  ------------  -----------  ---------    --------
                                                                    --------------------------------------------------------------
Loss from continuing operations                                         (5,079)      (7,260)      (3,258)      (2,162)      (2,679)
Loss from discontinued operations                                         (750)        (170)           -            -            -
                                                                    ------------  ------------  -----------  ---------    --------
Net loss                                                             $  (5,829)   $  (7,430)    $ (3,258)    $ (2,162)    $ (2,679)
                                                                    ------------  ------------  -----------  ---------    --------

EBITDA                                                               $  (5,010)   $  (4,171)    $ (2,188)    $ (1,319)    $ (1,991)
EBITDA (2)                                                           $  (5,010)   $  (4,171)    $ (2,188)    $ (1,069)    $   (140)
Net loss per common share:
      Loss per common share from continuing operations before one time charges, amortization of goodwill and acquistion
         charges                                                     $   (0.22)   $   (0.20)    $  (0.13)    $  (0.07)    $  (0.03)
      Loss per common share from one time charges, amortization of
         goodwill and acquisition charges                                (0.01)       (0.11)           -        (0.01)       (0.07)
                                                                    ------------  ------------  -----------  ---------    --------
      Loss per common share from continuing operations                   (0.23)       (0.31)       (0.13)       (0.08)       (0.10)
      Loss per common share from discontinued operations                 (0.03)       (0.01)           -            -            -
                                                                    ------------  ------------  -----------  ---------    --------
      Net loss per common share                                      $   (0.26)    $  (0.32)    $  (0.13)    $  (0.08)     $ (0.10)
                                                                    ------------  ------------  -----------  ---------    --------


Weighted average common shares outstanding                          22,351,474   23,193,948   24,698,334   26,051,942   27,628,446
Common shares outstanding at end of period                          22,606,688   24,527,004   25,076,292   27,557,074   27,701,489

Gross margin percentages:
Software licenses                                                    $   1,049     $  1,830     $  2,175      $ 2,231      $ 2,161
    Percentage                                                             98%          81%          94%          96%          96%
 Professional services                                               $   1,720     $  2,014     $  2,744      $ 4,448      $ 6,257
    Percentage                                                             46%          41%          36%          41%          42%
 Data center                                                         $ (1,010)     $  (283)     $  (140)          $15      $  (91)
    Percentage                                                          (109%)        (21%)         (9%)           1%         (4%)
                                                                    ------------  ------------  -----------  ---------    --------
 Gross margin before other revenue                                   $   1,759     $  3,561     $  4,779      $ 6,694      $ 8,327
                                                                    ------------  ------------  -----------  ---------    --------
    Percentage                                                             31%          42%          41%          44%          44%
                                                                    ------------  ------------  -----------  ---------    --------
Other                                                                $      23     $    100     $     79      $    57      $ 1,273
    Percentage                                                              3%           9%          19%          15%          22%
                                                                    ------------  ------------  -----------  ---------    --------
Total gross margin                                                   $   1,782     $  3,661     $  4,858      $ 6,751      $ 9,600
                                                                    ------------  ------------  -----------  ---------    --------
    Percentage                                                             27%          38%          40%          43%          39%
                                                                    ------------  ------------  -----------  ---------    --------


Data center revenue per quarterly average customers                  $   14.75     $  15.21    $   15.99      $ 18.34      $ 14.52
Professional services revenue per average professional services FTE  $  54,000     $ 51,000    $  60,000      $65,000      $81,000

Number of end-users:
   Data center                                                          77,000       93,000      100,200      114,500      163,000
   Third party data processors                                           7,500       16,000       24,000       38,000       71,000
   Direct software licensees(1)                                         67,000      104,000      139,000      162,000      209,500
                                                                    --------------------------------------------------------------
Total                                                                  151,500      213,000      263,200      314,500      443,500
                                                                    --------------------------------------------------------------
Number of end-user accounts:
   Data center                                                         128,000      148,000      161,000      181,000      254,000
   Third party data processors                                          15,000       42,000       62,000      104,000      202,000
   Direct software licensees(1)                                        244,000      352,000      469,000      547,000      709,000
                                                                    --------------------------------------------------------------
Total                                                                  387,000      542,000      692,000      832,000    1,165,000
                                                                    --------------------------------------------------------------

(1)Information is based on discussions with officials of direct licensees.

(2)Excludes charges in the amounts of $250 thousand in Q299 and $1.85 million for Q399 for acquisition charges.

                  SECURITY FIRST TECHNOLOGIES CORPORATION AND
                       SECURITY FIRST TECHNOLOGIES, INC.
                            Selected Financial Data
                (In thousands, except share and per share data)

                                                                     Three Months Ended                     Nine Months Ended
                                                                       September 30,                          September 30,
                                                            -----------------------------------    --------------------------------
                                                                  1999              1998                   1999            1998
                                                            -----------------------------------    --------------------------------
Revenues:
     Software licenses                                            $      2,260     $     1,069           $    6,898     $    2,508
     Professional services                                              14,769           3,748               33,402          8,805
     Data center                                                         2,072             927                5,663          1,831
     Other                                                               5,698             801                6,511          1,378
                                                            -----------------------------------    --------------------------------
           Total revenues                                               24,799           6,545               52,474         14,522
                                                            -----------------------------------    --------------------------------
Direct costs:
     Software licenses                                                      99              20                  331             60
     Professional services                                               8,512           2,028               19,953          5,314
     Data center                                                         2,163           1,937                5,879          5,585
     Other                                                               4,425             778                5,102          1,292
                                                            -----------------------------------    --------------------------------
           Total direct costs                                           15,199           4,763               31,265         12,251
                                                            -----------------------------------    --------------------------------
           Gross margin                                                  9,600           1,782               21,209          2,271
                                                            -----------------------------------    --------------------------------
Operating expenses:
     Selling and marketing                                               1,153             955                3,406          3,163
     Product development                                                 5,296           3,717               14,185         10,707
     General and administrative                                          3,291           1,370                7,015          3,810
     Depreciation and amortization                                       1,465             761                3,926          2,050
     Amortization of goodwill and acquisition charges                    1,851             110                2,307          4,281
                                                            -----------------------------------    --------------------------------
           Total operating expenses                                     13,056           6,913               30,839         24,011
                                                            -----------------------------------    --------------------------------
           Operating loss                                              (3,456)         (5,131)              (9,630)       (21,740)
Interest income                                                            777              52                1,531            442
                                                            -----------------------------------    --------------------------------
Loss from continuing operations                                        (2,679)         (5,079)              (8,099)       (21,298)
Loss from discontinued operations                                            -           (750)                    -        (2,077)
                                                            -----------------------------------    --------------------------------
Net loss                                                          $    (2,679)     $   (5,829)        $     (8,099)   $   (23,375)
                                                            -----------------------------------    --------------------------------

Net loss per common share:
      Loss per common share from continuing operations
         before one time charges, amortization of goodwill
         and acquisition charges                                 $      (0.03)     $    (0.22)        $      (0.22)   $     (0.79)
      Loss per common share from one time charges,
         amortization of goodwill and acquisition charges        $      (0.07)     $    (0.01)        $      (0.09)   $     (0.20)
                                                            -----------------------------------    --------------------------------
      Loss per common share from continuing operations           $      (0.10)     $    (0.23)        $      (0.31)   $     (0.99)
      Loss per common share from discontinued
         operations                                              $           -     $    (0.03)        $           -   $     (0.09)
                                                            -----------------------------------    --------------------------------
             Net loss per common share                           $      (0.10)         $(0.26)        $      (0.31)   $     (1.08)
                                                            -----------------------------------    --------------------------------

Weighted average common shares outstanding                          27,628,446      22,351,474           26,136,974     21,646,646
Common shares outstanding at end of period                          27,701,489      22,606,688           27,701,489     22,606,688

                                                              September 30,        December 31,
                                                                  1999               1998
                                                            ----------------------------------------
Cash                                                               28,830               14,504
Investment securities                                              16,367                3,936
Accounts receivable, net                                           22,141               17,520
Other current assets                                                7,559                1,310
Noncurrent assets                                                  46,357               11,023
Total assets                                                      121,254               48,293
Liabilities                                                        34,343               31,064
Stockholders' equity                                               86,911               17,229